EXHIBIT 99.1
Devon Energy Corporation
20 North Broadway
Oklahoma City, OK 73102-8260

Investor Contact	Zack Hager	405 552 4526
Media Contact	Chip Minty	405 228 8647
DEVON ENERGY ANNOUNCES ELECTIONS AND RETIREMENTS OF DIRECTORS
OKLAHOMA CITY — June 4, 2008 — Devon Energy Corporation (NYSE:DVN) today announced the elections of three members to its board of directors: David A. Hager, John A. Hill and Mary P. Ricciardello. Mr. Hager and Ms. Ricciardello were appointed to the board in 2007. Mr. Hill has been a Devon director since 2000.
Devon also announced the retirements of two directors. David M. Gavrin, a director since 1979, and William J. Johnson, a director since 1999, are retiring due to mandatory age limits.
Following the retirements and elections, Devon’s board of directors will be composed of nine directors.
“We deeply appreciate the contributions of David Gavrin and Bill Johnson to Devon’s board,” said Devon’s Chairman and Chief Executive Officer, J. Larry Nichols. “Their wise counsel has been invaluable, and the company achieved much success during their tenures. They will be missed.”
Devon Energy Corporation is an Oklahoma City-based independent energy company engaged in oil and gas exploration and production. Devon is the largest U.S.-based independent oil and gas producer and is included in the S&P 500 Index. For additional information, visit http://www.devonenergy.com.
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